Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
First Mercury Financial Corporation
Southfield, Michigan
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-159255) and Form S-8 (No. 333-138153 and 333-138154) of First Mercury Financial Corporation of our reports dated March 16, 2010 relating to the consolidated financial statements and schedules and the effectiveness of First Mercury Financial Corporation’s internal control over financial reporting, which appear in this Form 10-K.
BDO Seidman, LLP
Troy, Michigan
March 16, 2010